Kramer Levin Naftalis & Frankel LLP
                 9 1 9  T H I R D  A V E N U E
                  NEW YORK, N.Y. 10022   3852
                        (212) 715   9100
                                                               FAX
                                                          (212) 715-8000
                                                              ______

                                                      WRITER'S DIRECT NUMBER

                                                          (212) 715-9100


                                     October 26, 1998

Lexington Strategic Silver Fund, Inc.
Park 80 West, Plaza Two
Saddle Brook, New Jersey  07663

Gentlemen:

          We hereby consent to the reference to our firm as Counsel in Post-Effective Amendment Number 28 to the Registration Statement of the Lexington Strategic Silver Fund, Inc. on Form N-1A.

                                  Very truly yours,

                                 /s/ Kramer Levin Naftalis & Frankel LLP